                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report on the Collection Division of CRW Financial, Inc.'s balance sheet at December 31, 1996, and the related statements of operations, Division equity and cash flows for each of the two years in the period ended December 31, 1996, (and to all references to our Firm) incorporated herein by reference from the registration statement on Form S-1 (Registration Statement File No. 333-28943).



                                             /s/ Arthur Andersen LLP
                                             -----------------------


Philadelphia, Pa.
  July 2, 1997